Exhibit 99.1

Investor Contact: Andy Milevoj (516) 237-4617 amilevoj@1800flowers.com	Media Contact: Cherie Gallarello cgallarello@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2024 Fourth Quarter and Year-End Results

Reports Fiscal Year 2024 Revenue of $1.83 Billion and a Net Loss of $6.1 Million, which Includes a Non-Cash Impairment Charge of $19.8 million Recorded in the Second Quarter

Fiscal Year 2024 Gross Profit Margin Increased 260 Basis Points to 40.1%

Fiscal Year 2024 Adjusted EBITDA1 Increased to $93.1 million

Issues Fiscal Year 2025 Outlook

(1)	Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

Jericho, NY, August 29, 2024 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2024 fourth quarter and year ended June 30, 2024.

“In a dynamic consumer environment that impacted discretionary consumer spending, especially amongst lower income households, our organization was able to grow year-over-year adjusted EBITDA, which benefitted from our significant gross margin recovery and our expense optimization efforts that more than offset the top line decline,” said Jim McCann, Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. “During Fiscal 2024, through our Relationship Innovation initiatives, we significantly enhanced our gifting platform, including category expansion, broadening our price points, increasing our assortment of gifts available for same-day delivery, and enhancing the user experience. We also experienced a significant recovery in our gross profit margin, which benefitted from a reversion to the mean on a number of commodity costs combined with our Work Smarter initiatives to operate more efficiently.”

“As we turn to Fiscal 2025, with our gross margin recovery well underway, our organization continues to be keenly focused on improving our sales trends by leveraging our Relationship Innovation initiatives. Acknowledging the uncertain consumer environment, we anticipate revenue trends improving as the fiscal year progresses as consumers respond to our newer offerings and services. We are confident in our strategic direction to be the gifting destination of choice for thoughtful and expressive gift-giving occasions and remain focused on delivering long-term value to our shareholders,” Mr. McCann continued.

Fiscal 2024 Fourth Quarter Highlights

●	Total consolidated revenues decreased 9.5% to $360.9 million, compared with total consolidated revenues of $398.8 million in the prior year period.

●

Gross profit margin increased 130 basis points to 38.4%, compared with 37.1% in the prior year period. The gross profit margin improved on lower freight costs, a decline in certain commodity costs, and the Company’s logistics optimization efforts.

●	Operating expenses declined $5.8 million to $166.2 million, as compared with the prior year period.

●	Net loss for the quarter was $20.9 million, or ($0.32) per share, as compared to a net loss of $22.5 million, or ($0.35) per share in the prior year period.

●	Adjusted Net Loss[1] was $21.8 million, or ($0.34) per share, compared with an Adjusted Net Loss[1] of $17.8 million, or ($0.28) per share, in the prior year period.

●	Adjusted EBITDA[1] loss for the quarter was $8.8 million, as compared with an Adjusted EBITDA[1] loss of $6.6 million in the prior year period.

●

Acquired Scharffen Berger Chocolate Maker, a high-end producer of extraordinary craft chocolates, that enhances and expands the Company’s chocolate offerings within its gourmet food and gift basket business. The acquisition closed after the fourth quarter ended.

Fiscal Year 2024 Highlights

●	Total consolidated revenues decreased 9.2% to $1.83 billion, compared with total consolidated revenues of $2.02 billion in the prior year period.

●

Gross profit margin increased 260 basis points to 40.1%, compared with 37.5% in the prior year period. The gross profit margin improved on lower freight costs, improved commodity costs, and the Company’s logistics optimization efforts.

●

Operating expenses declined $55.7 million to $736.8 million, as compared with the prior year period. Excluding impairment and other non-recurring charges in both periods, as well as the impact of the Company’s non-qualified deferred compensation plan in both periods, operating expenses declined by $22.2 million to $706.1 million, as compared with the prior year.

●

Net loss for the fiscal year was $6.1 million, or ($0.09) per share, compared with $44.7 million, or ($0.69) per share, in the prior year period. Both periods include impairment charges as outlined in the financial tables.

●	Adjusted Net Income[1] was $11.6 million, or $0.18 per share, compared with Adjusted Net Income[1] of $13.4 million, or $0.21 per share, in the prior year period.

●	Adjusted EBITDA[1] for the fiscal year was $93.1 million, as compared with $91.2 million in the prior year period.

●	Net cash provided by operating activities was $95.0 million.

●	Generated Free Cash Flow[1] of $56.4 million.

Segment Results

The Company provides Fiscal 2024 fourth quarter and full year selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter declined 12.8% to $105.2 million, as compared with the prior year period. Gross profit margin increased 190 basis points from the prior year period to 30.0%, benefiting from lower freight costs, the Company’s inventory and labor optimization efforts, as well as a decline in certain commodity costs. Segment contribution margin[1] loss was $14.4 million, compared with a loss of $13.4 million in the prior year period.

For the full fiscal year, revenue decreased 9.4% to $874.3 million. Gross profit margin increased 340 basis points to 38.3%, benefiting from lower freight costs, the Company’s inventory and labor optimization efforts, as well as a decline in certain commodity costs. Excluding the impact of the severance charge in the current year and the impairment charge a year ago, segment contribution margin1 for the year was $85.0 million, compared with $77.5 million in the prior year.

●

Consumer Floral & Gifts: Revenues for the quarter declined 6.7% to $231.6 million, as compared with the prior year period. Gross profit margin increased 20 basis points from the prior year period to 40.8%. Segment contribution margin[1] was $25.7 million, compared with $30.7 million in the prior year period.

For the full fiscal year, revenues decreased 7.7% to $849.8 million, as compared with the prior year period. Gross profit margin increased 130 basis points from the prior year period to 40.8%, improving on lower fulfillment costs and the Company’s logistics optimization efforts. Excluding the impact of the severance and impairment charges in the current year, segment contribution margin1 was $87.7 million, compared with $95.5 million in the prior year.

●

BloomNet: Revenues for the quarter declined 18.7% to $24.4 million, as compared with the prior year period. Revenue and gross margin were impacted by the lower volume of lower margin orders processed by BloomNet. Gross profit margin increased 710 basis points from the prior year period to 49.7%, also benefitting from lower ocean freight costs as well as product mix. Segment contribution margin[1] was $7.8 million, compared with $7.4 million in the prior year period.

For the year, revenues decreased 19.1% to $107.8 million, as compared with the prior year period. Gross profit margin increased 550 basis points from the prior year period to 48.2% due to lower volume of lower margin orders, lower ocean freight costs, as well as product mix. Excluding the impact of the severance charge in the current year, segment contribution margin1 for the year was $33.8 million, compared with $37.2 million in the prior year.

Company Guidance

For Fiscal 2025, with a sustained challenging consumer environment, the Company expects revenue trends to improve as the fiscal year progresses benefitting from the company’s Relationship Innovation initiatives that have expanded the Company’s product offerings, broadened price points, and enhanced the user experience, combined with increased marketing spend. Additionally, the guidance assumes increased incentive compensation expense.

As a result, for Fiscal Year 2025 the Company expects:

●	total revenues on a percentage basis to be in a range of flat to a decrease in the low-single digits, as compared with the prior year;
●	Adjusted EBITDA[1] to be in a range of $85 million to $95 million; and
●	Free Cash Flow[1] to be in a range of $45 million to $55 million.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, August 29, 2024, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through September 5, 2024, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 5141252.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common

Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital livestreaming and on demand floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek. 1-800-FLOWERS.COM, Inc. was also recognized among the top 5 on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies, and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS–COMP

  FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “should,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2024	July 2, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$159,437	$126,807
Trade receivables, net	18,024	20,419
Inventories	176,591	191,334
Prepaid and other	31,680	34,583
Total current assets	385,732	373,143

Property, plant and equipment, net	223,789	234,569
Operating lease right-of-use assets	113,926	124,715
Goodwill	156,537	153,376
Other intangibles, net	116,216	139,888
Other assets	36,448	25,739
Total assets	$1,032,648	$1,051,430

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$80,005	$52,588
Accrued expenses	121,303	141,914
Current maturities of long-term debt	10,000	10,000
Current portion of long-term operating lease liabilities	16,511	15,759
Total current liabilities	227,819	220,261

Long-term debt, net	177,113	186,391
Long-term operating lease liabilities	105,866	117,330
Deferred tax liabilities, net	19,402	31,134
Other liabilities	36,106	24,471
Total liabilities	566,306	579,587
Total stockholders’ equity	466,342	471,843
Total liabilities and stockholders’ equity	$1,032,648	$1,051,430

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended		Years Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net revenues:
E-Commerce	$325,641	$357,489	$1,614,199	$1,744,622
Other	35,271	41,317	217,222	273,231
Total net revenues	360,912	398,806	1,831,421	2,017,853
Cost of revenues	222,501	250,944	1,096,668	1,260,327
Gross profit	138,411	147,862	734,753	757,526
Operating expenses:
Marketing and sales	108,113	110,763	485,016	500,840
Technology and development	14,818	16,162	60,235	60,691
General and administrative	30,122	31,672	118,060	112,747
Depreciation and amortization	13,174	13,397	53,752	53,673
Goodwill and intangible impairment	-	-	19,762	64,586
Total operating expenses	166,227	171,994	736,825	792,537
Operating loss	(27,816)	(24,132)	(2,072)	(35,011)
Interest expense, net	1,649	2,270	10,623	10,946
Other (income) expense, net	(957)	(1,669)	(6,793)	805
Loss before income taxes	(28,508)	(24,733)	(5,902)	(46,762)
Income tax (benefit) expense	(7,641)	(2,186)	203	(2,060)
Net loss	$(20,867)	$(22,547)	$(6,105)	$(44,702)

Basic and diluted net loss per common share	$(0.32)	$(0.35)	$(0.09)	$(0.69)

Basic and diluted weighted average shares used in the calculation of net loss per common share:	64,234	64,773	64,586	64,688

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended
	June 30, 2024	July 2, 2023

Operating activities:
Net loss	$(6,105)	$(44,702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and intangible impairment	19,762	64,586
Depreciation and amortization	53,752	53,673
Amortization of deferred financing costs	724	1,834
Deferred income taxes	(11,732)	(4,608)
Bad debt expense	251	3,991
Stock-based compensation	10,688	8,334
Other non-cash items	310	95
Changes in operating items:
Trade receivables	2,143	(597)
Inventories	14,572	57,591
Prepaid and other	2,913	12,554
Accounts payable and accrued expenses	6,404	(38,623)
Other assets and liabilities	1,317	1,223
Net cash provided by operating activities	94,999	115,351

Investing activities:
Acquisitions, net of cash acquired	(3,672)	(6,151)
Capital expenditures	(38,632)	(44,646)
Purchase of equity investments	-	(32)
Net cash used in investing activities	(42,304)	(50,829)

Financing activities:
Acquisition of treasury stock	(10,394)	(1,239)
Proceeds from exercise of employee stock options	329	-
Proceeds from bank borrowings	82,000	395,900
Repayment of bank borrowings	(92,000)	(360,900)
Debt issuance cost	-	(2,941)
Net cash (used in) provided by financing activities	(20,065)	30,820

Net change in cash and cash equivalents	32,630	95,342
Cash and cash equivalents:
Beginning of period	126,807	31,465
End of period	$159,437	$126,807

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	June 30, 2024	Litigation Settlement	Transaction Costs	Restructuring cost/Severance	As Adjusted (non-GAAP) June 30, 2024	July 2, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$231,555	$-	$-	$-	$231,555	$248,262	-6.7%
BloomNet	24,382				24,382	29,996	-18.7%
Gourmet Foods & Gift Baskets	105,201				105,201	120,669	-12.8%
Corporate	80				80	223	-64.1%
Intercompany eliminations	(306)				(306)	(344)	11.0%
Total net revenues	$360,912	$-	$-	$-	$360,912	$398,806	-9.5%

Gross profit:
Consumer Floral & Gifts	$94,448				$94,448	$100,832	-6.3%
	40.8%				40.8%	40.6%

BloomNet	12,116				12,116	12,793	-5.3%
	49.7%				49.7%	42.6%

Gourmet Foods & Gift Baskets	31,594				31,594	33,862	-6.7%
	30.0%				30.0%	28.1%

Corporate	253				253	375	-32.5%
	316.3%				316.3%	168.2%

Total gross profit	$138,411	$-	$-	$-	$138,411	$147,862	-6.4%
	38.4%	-	-	-	38.4%	37.1%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$25,669				$25,669	$30,703	-16.4%
BloomNet	7,785				7,785	7,350	5.9%
Gourmet Foods & Gift Baskets	(14,445)				(14,445)	(13,418)	-7.7%
Segment Contribution Margin Subtotal	19,009	-	-	-	19,009	24,635	-22.8%
Corporate (b)	(33,651)	1,200	269	147	(32,035)	(35,370)	9.4%
EBITDA (non-GAAP)	(14,642)	1,200	269	147	(13,026)	(10,735)	-21.3%
Add: Stock-based compensation	3,047				3,047	2,393	27.3%
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	1,192				1,192	1,726	-30.9%
Adjusted EBITDA (non-GAAP)	$(10,403)	$1,200	$269	$147	$(8,787)	$(6,616)	-32.8%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Years Ended
	June 30, 2024	Litigation Settlement	Transaction Costs	Intangible Impairment	Restructuring cost/Severance	As Adjusted (non-GAAP) June 30, 2024	July 2, 2023	Goodwill and Intangible Impairment	Transaction Costs	As Adjusted (non-GAAP) July 2, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$849,791	$-	$-	$-	$-	$849,791	$920,510	$-	$-	$920,510	-7.7%
BloomNet	107,802					107,802	133,183			133,183	-19.1%
Gourmet Foods & Gift Baskets	874,262					874,262	965,191			965,191	-9.4%
Corporate	796					796	375			375	112.3%
Intercompany eliminations	(1,230)					(1,230)	(1,406)			(1,406)	12.5%
Total net revenues	$1,831,421	$-	$-	$-	$-	$1,831,421	$2,017,853	$-	$-	$2,017,853	-9.2%

Gross profit:
Consumer Floral & Gifts	$346,951	$-	$-	$-	$-	$346,951	$363,342	$-	$-	$363,342	-4.5%
	40.8%					40.8%	39.5%			39.5%

BloomNet	51,999					51,999	56,879			56,879	-8.6%
	48.2%					48.2%	42.7%			42.7%

Gourmet Foods & Gift Baskets	334,870					334,870	336,764			336,764	-0.6%
	38.3%					38.3%	34.9%			34.9%

Corporate	933					933	541			541	72.5%
	117.2%					117.2%	144.3%			144.3%

Total gross profit	$734,753	$-	$-	$-	$-	$734,753	$757,526	$-	$-	$757,526	-3.0%
	40.1%	-	-	-	-	40.1%	37.5%	-	-	37.5%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$67,278	$-	$-	$19,762	$630	$87,670	$95,535	$-	$-	$95,535	-8.2%
BloomNet	33,766				69	33,835	37,197			37,197	-9.0%
Gourmet Foods & Gift Baskets	84,508				538	85,046	12,895	64,586	-	77,481	9.8%
Segment Contribution Margin Subtotal	185,552	-	-	19,762	1,237	206,551	145,627	64,586	-	210,213	-1.7%
Corporate (b)	(133,872)	1,200	269		1,327	(131,076)	(126,965)		444	(126,521)	-3.6%
EBITDA (non-GAAP)	51,680	1,200	269	19,762	2,564	75,475	18,662	64,586	444	83,692	-9.8%
Add: Stock-based compensation	10,688					10,688	8,334			8,334	28.2%
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	6,904					6,904	(822)			(822)	939.9%
Adjusted EBITDA (non-GAAP)	$69,272	$1,200	$269	$19,762	$2,564	$93,067	$26,174	$64,586	$444	$91,204	2.0%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands, except for per share data)

(unaudited)

Reconciliation of net loss to adjusted net income loss (non-GAAP):	Three Months Ended		Years Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Net loss	$(20,867)	$(22,547)	$(6,105)	$(44,702)
Adjustments to reconcile net loss to adjusted net income (loss) (non-GAAP)
Add: Transaction costs	269	-	269	444
Add: Restructuring cost/Severance	147	-	2,564	-
Add: Litigation settlement	1,200	-	1,200	-
Add: Goodwill and intangible impairment	-	-	19,762	64,586
Deduct: Income tax effect on adjustments	(2,541)	4,710	(6,079)	(6,899)
Adjusted net income (loss) (non-GAAP)	$(21,792)	$(17,837)	$11,611	$13,429

Basic and diluted net loss per common share	$(0.32)	$(0.35)	$(0.09)	$(0.69)

Basic and diluted adjusted net income (loss) per common share (non-GAAP)	$(0.34)	$(0.28)	$0.18	$0.21

Weighted average shares used in the calculation of basic and diluted net loss and adjusted net income (loss) per common share	64,234	64,773	64,586	64,688

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net loss to adjusted EBITDA (non-GAAP):	Three Months Ended		Years Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Net loss	$(20,867)	$(22,547)	$(6,105)	$(44,702)
Add: Interest expense and other, net	692	601	3,830	11,751
Add: Depreciation and amortization	13,174	13,397	53,752	53,673
Add: Income tax (benefit) expense	(7,641)	(2,186)	203	(2,060)
EBITDA	(14,642)	(10,735)	51,680	18,662
Add: Stock-based compensation	3,047	2,393	10,688	8,334
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	1,192	1,726	6,904	(822)
Add: Transaction costs	269	-	269	444
Add: Restructuring cost/Severance	147	-	2,564	-
Add: Litigation settlement	1,200	-	1,200	-
Add: Goodwill and intangible impairment	-	-	19,762	64,586
Adjusted EBITDA	$(8,787)	$(6,616)	$93,067	$91,204

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

 (b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net cash provided by operating activities to free cash flow (non-GAAP):	Years Ended
	June 30, 2024	July 2, 2023
Net cash provided by operating activities	$94,999	$115,351
Capital expenditures	(38,632)	(44,646)
Free cash flow	$56,367	$70,705